UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2021

SYNLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37566	26-1824804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Binney St., Suite 402 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9975

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SYBX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On February 9, 2021, the Board of Directors (the “Board”) of Synlogic, Inc. (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Lisa Kelly-Croswell, effective February 9, 2021 (the “Effective Date”), as a director to the Board to serve as a Class II Director with a term expiring at the Company’s 2023 annual meeting of stockholders.

Since September 2013, Ms. Kelly-Croswell has been serving as the Senior Vice President and Chief of Human Resources for Boston Medical Center Health System – an academic medical center including a health plan as well as biomedical and clinical research portfolios. Previously, Ms. Kelly-Croswell served as SVP, Human Resources at Vertex Pharmaceuticals, Inc. (“Vertex”) from July 2006 to June 2013. Prior to Vertex, she also served as Vice President, HR for Nitromed, a biotechnology company with an approved personalized medicine. Previously, Ms. Kelly-Croswell served as SVP, HR for Healthcare and Service Operations at CIGNA. She also held multiple leadership roles at the Monsanto Company in global Finance, R&D, and as an expatriate based in Singapore. Ms. Kelly-Croswell began her career in a series of progressive HR positions at Frito-Lay, Inc. with a deeper focus in manufacturing. Ms. Kelly-Croswell received a B.S., Finance and M.A., Labor and Industrial Relations from the University of Illinois at Urbana-Champaign.

In connection with Ms. Kelly-Croswell’s election to the Board, and pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Program (the “Director Compensation Program”), on February 9, 2021, Ms. Kelly-Croswell was granted a stock option to purchase 30,000 shares of the Company’s common stock. The stock option has an exercise price per share equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on the date of grant. The stock option will vest in substantially equal installments on each of the first three anniversaries of the date of grant, subject to Ms. Kelly-Croswell’s continued service as a director.

In addition, Ms. Kelly-Croswell is entitled to receive an annual cash retainer of $40,000 for her service as a non-employee director of the Company pursuant to the Director Compensation Program, prorated for the portion of the year that Ms. Kelly-Croswell serves as a director.

Also in connection with Ms. Kelly-Croswell’s election to the Board, Ms. Kelly-Croswell and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.13 to the Company’s Amendment No. 1 to its Registration Statement on

Form S-1 (File No. 333-206544) filed by the Company on September 11, 2015. Under this agreement, the Company will agree, among other things, to indemnify Ms. Kelly-Croswell for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of his service as one of the Company’s directors.

There are no arrangements or understandings between Ms. Kelly-Croswell and any other person pursuant to which Ms. Kelly-Croswell was appointed as a director. There are no transactions to which the Company is a party and in which Ms. Kelly-Croswell has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms. Kelly-Croswell has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

On February 9, 2021, the Company issued a press release announcing Ms. Kelly-Croswell’s appointment to the Board, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated February 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNLOGIC, INC.

Date: February 10, 2021	By:	/s/ Greg Beloff
	Name:	Greg Beloff
	Title:	Interim Chief Financial Officer